Exhibit 99.1

TITAN PHARMACEUTICALS ENTERS INTO MERGER AGREEMENT WITH KE SDN. BHD.

NEW YORK, NY, August 19, 2024 /GLOBE NEWSWIRE/ -- Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan”) today announced that it has entered into a Merger and Contribution and Share Exchange Agreement (the “Merger Agreement”) regarding a business combination with KE Sdn. Bhd. (“KE”). The Merger Agreement was approved by Titan’s board of directors (the “Board”). If the Merger Agreement is approved by the stockholders of Titan and KE (and the other closing conditions are satisfied or waived in accordance with the Merger Agreement), and upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Titan will be combined with KE in a “reverse merger” transaction consisting of two steps:

(1)	TTNP Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of BSKE Ltd. (“BSKE”), a Cayman Islands exempted company, will merge with and into Titan (the “Merger”); the separate existence of Merger Sub will cease; and Titan will be the surviving corporation of the Merger and a direct wholly owned subsidiary of BSKE.

(2)	Within five business days of the filing by Titan and BSKE of a proxy statement/prospectus relating to the proposed transaction, shareholders of KE may elect to enter into a share exchange agreement (the “Share Exchange Agreement”) with Titan and BSKE, pursuant to which, immediately following the Merger, each KE shareholder entering into the Share Exchange Agreement will contribute and exchange all of his KE shares in exchange for ordinary shares of BSKE. Titan may terminate the Merger Agreement if fewer than all KE shareholders enter into the Share Exchange Agreement within the specified period.

Dato’ Seow Gim Shen, Chairman of the Board and Chief Executive Officer of Titan, is the holder of 47.4% of the outstanding shares of KE. In addition, Mr. Seow is the sole stockholder of The Sire Group Ltd. (“Sire”), which is the holder of Series AA Preferred Stock currently convertible into 150,087 shares of Titan common stock. Upon completion of the Merger, the existing security holders of KE and Titan (excluding Sire and current Titan directors and officers) expect to own approximately 86.7% and 13.3%, respectively, of the outstanding shares of the combined company. It is expected that Mr. Seow will own 48.9% of the outstanding shares of the combined company following the Merger. Such ownership percentages could be subject to proportional dilution for any required financing in connection with the Closing.

Regarding the Merger, Mr. Seow commented, “We are excited to announce this potential reverse-merger with KE, a well-established distributor of human capital management solutions and consulting services in the Asia Pacific region. Today’s announcement is the product of over two years of evaluation of numerous strategic alternatives for Titan by our Board. We believe this potential business combination provides a uniquely attractive opportunity to drive value creation for our stockholders and look forward to continuing to work with our partners at KE.”

Completion of the Merger is subject to the approval of the Merger by Titan’s stockholders and issuance of shares related to the Merger, approval of the listing by Nasdaq of BSKE on the Nasdaq Capital Market, post-Merger, and satisfaction or waiver of other customary conditions set forth in the Merger Agreement. Accordingly, there can be no assurance that the proposed Merger will be consummated.

For further information regarding the terms and conditions contained in the Merger Agreement, please see Titan’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), based in South San Francisco, CA, is a development stage company previously focused on developing proprietary therapeutics utilizing ProNeura® long-term, continuous drug delivery technology. In December 2021, Titan commenced a process to explore and evaluate strategic alternatives to enhance shareholder value.

About KE Sdn. Bhd.

KE Sdn. Bhd. is a Malaysia private limited company and one of the first licensees of PeopleSoft Human Resource and Payroll solutions in the Asia Pacific region. As a well-established distributor of human capital management (“HCM”) solutions in Malaysia, KE offers PeopleSoft, Microimage, Dayforce, and Workplaze brand software for sale by their respective vendors, which are local or regional subsidiaries or affiliates of Oracle Corporation, Microimage (Private) Limited, Dayforce, Inc., and Humanica Public Company Limited; and provides consulting, implementation, training, and continuing support services to its clients. KE’s clients include Malaysian financial institutions, including the Malaysian central bank, the statutory manager of Malaysia’s private employees’ mandatory savings plan, and Malaysia’s largest local insurance company; Malaysia’s largest automobile manufacturer; water utilities; a Malaysian university; and other international companies headquartered in or outside of Malaysia.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our prospects, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include, without limitation, Titan’s ability to consummate the Merger and ability to recognize the anticipated benefits of the Merger; costs related to the proposed Merger; the satisfaction of the closing conditions to the Merger; the timing of the Closing of the Merger; global economic conditions; geopolitical events and regulatory changes; and other risks and uncertainties indicated from time to time in filings with the SEC. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC and will be contained in the Form F-4 and other filings to be filed as result of the transactions described above. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Participants in Solicitation

Titan, KE and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Titan’s stockholders in connection with the potential transactions described herein under the rules of the SEC. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Titan’s and KE’s officers and directors in the registration statement on Form F-4 to be filed with the SEC and will also be contained in the proxy statement/prospectus relating to the proposed transactions when it is filed with the SEC. These documents, when available, may be obtained free of charge from the sources indicated below.

Non-Solicitation

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Merger, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information about the Transactions and Where to Find It

The Merger will be submitted to the stockholders of Titan for their consideration and approval. Titan intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement/prospectus. A definitive proxy statement/prospectus will be mailed to Titan’s stockholders as of a record date to be established by Titan’s Board for voting on the Merger. Titan may also file other relevant documents regarding the Merger with the SEC. Titan’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Titan’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Merger, because these documents will contain important information about Titan, KE and the Merger. Stockholders of Titan may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Merger and other documents filed with the SEC by Titan, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Titan’s Chief Executive Officer at sgimshen@titanpharm.com.

Media & Investor Contacts

Dato’ Seow Gim Shen

Chairman and CEO

sgimshen@titanpharm.com

3